Exhibit 10.21

SUB-LEASE

BY THIS AGREEMENT MADE this 26th day of February 2001 at Incline Village, Nevada

Between (Sub-Lessee): Nevada Security Bank (“Bank”), P.O. Box 6720, Incline Village, NV 89450 and (Sub-Lessor): Pine Castle Entertainment Inc. (“PCE”), a Nevada Corporation of P.O. Box 3369, Incline Village, Nevada 89450.

Sub-Lessee hereby offer to lease from Sub-Lessor the premises situates in the City of Incline Village County of Washoe, State of Nevada, described as:

Approximately 4,159 square feet located at Northeast end of building located at 910 Tahoe Boulevard in the Incline / Raleys Shopping Center. (“the “Premises”) Upon the following term and conditions:

1) TERMS & RENT: Sub-Lessor demises the above Premises for a term of (5) Five Years, to commence on this 26th day of February 2001, and terminating on June 30, 2005 or sooner as provided herein at the monthly rental of ($6,238.50) Six Thousand Two Hundred and Thirty-eight Dollars and 50 cents, payable in equal installments in advance on the first day of each month for that month’s rental, during the term of this Agreement. All rental payments shall be made to Sub-Lessor, at the address specified above. Security Deposit of $7,500.00 required with first month’s rent at lease signing. 5% late fee if rent not received by Sub-Lessor by the 10th of each month.

2) USE: Sub-Lessee shall use and occupy the Premises for Commercial Banking. The Premises shall be used for no other purpose. Sub-Lessor represents that the Premises may lawfully be used for such purpose.

3) CARE & MAINTENANCE OF PREMISES: Sub-Lessee acknowledges that the Premises are in good order and repair, unless otherwise indicated herein. Sub-Lessee shall, at his own expense and at all times, maintain the Premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the Premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear expected. Actual common area maintenance costs, including but not limited to property taxes, utilities, parking lot, building exterior, roofing, snow removal from parking lot, exterior lighting, etc., shall be shared monthly based on a Pro Rata share (41.6% of square footage). Sub-Lessee shall also maintain in good condition adjacent to the Premises, such as sidewalks, driveways, lawns, and shrubbery, which would otherwise be required to be maintained by Sub-Lessor. The “Bank” will be responsible to add heating and air conditioning systems to their leased portion of the building and to install the appropriate metering systems per building codes.

4) CONDITION OF PREMISES: The Premises are being Sub-Leased to Nevada Security Bank, and Nevada Security Bank accepts the Premises in “AS IS, WHERE IS” CONDITION, “WITH ALL FAULTS”, INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND NEVADA SECURITY BANK SHALL RELY UPON ITS OWN EXAMINATION THEREOF. NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY PINE CASTLE ENTERTAINMENT CONCERNING THIS AGREEMENT, THE MASTER SUBLEASE, OR THE LAND, BUILDING, FIXTURES OR OTHER IMPROVEMENTS SUBJECT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

5) ALTERATIONS: Sub-Lessee shall not, without first obtaining the written consent of Sub-Lessor and Raley’s make any alterations, additions, or improvements, in, to or about the Premises. See Exhibit “A” (Floor Plan layout for construction purposes) for definition of planned improvements hereby approved by the signing of this Agreement.

6) BANK IMPROVEMENTS: Nevada Security Bank shall pay for and engage its own contractor to build-out any Nevada Security Bank improvements. In the event Sub-Lessor or Raley’s refuses to approve of the necessary physical improvements to the Premises, in order to operate and function as a Commercial Bank, this Agreement is cancelable by Sub-Lessee.

7) ORDINANCES & STATUTES: Sub-Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Sub-Lessee.

8) ASSIGNMENT & SUBLETTING: Sub-Lessee shall not assign this Agreement or sublet any portion of the Premises without written approval from “PCE” and “Raleys”, which consent will not be unrealistically withheld.

9) MASTER SUB-LEASE: PCE is the sublessee under a written sublease dated 6/30/1995, wherein Raley’s, a California Corporation (“Raley’s”) subleased to Total Entertainment LLC, a California limited liability company which subsequently assigned their interest to “PCE”, the real property located in Incline Village, Nevada, at 910 Tahoe Blvd. (“Master Premises”). Said sublease has been amended by the following amendments: “Amendment to Sublease” dated 6/30/95 between Total Entertainment LLC and Raley’s; said sublease and amendment are herein collectively called the “Master Sublease” and are attached hereto as Exhibit “B”.

This Agreement is subject to the provisions of the Master Sublease and all applicable terms and conditions of the Master Sublease are incorporated into and made a part of this Agreement as if Sub-Lessor were the lessor thereunder, Sub-Lessee the lessee thereunder, and the Premises the Master Premises. Sub-Lessee assumes all the obligations of Sub-Lessor under the Master Sublease for the Premises.

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10) WARRANTY BY “PCE”: “PCE” warrants and represents to the “Bank” that “PCE” is not in default or breach of the provisions of the Master Sublease and that “PCE” has no knowledge of any claim by Raley’s that “PCE” is in default or breach of the Master Sublease provisions.

11) OPTIONS: “PCE” has the right and option to extend the Master Sublease for two consecutive extended terms of five years each. Provided the “Bank” is not in default under this Agreement, the “Bank” shall have the right to extend the term of this Agreement for two consecutive five year periods by giving “PCE” written notice at least 210 days prior to the expiration of the initial term and each extension thereof, provided “PCE” is not in default under the Master Sub-Lease and gives Raley’s written notice to extend pursuant to the conditions under the Master Sub-Lease. The “Bank” reserves the right to cure any and all defaults of “PCE” regarding the terms of the Master Sub-Lease. In the event, “PCE” decides not to exercise either of its two five year options, the “Bank” reserves the right to exercise “PCE’s” option(s) to extend the Master Sub-Lease pursuant to its terms and conditions with “PCE”.

12) UTILITIES: All applications and connections for necessary utility services on the demised Premises shall be made in the name of the Sub-Lessee only, and Sub-Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

13) ENTRY & INSPECTION: Sub-Lessee shall permit Sub-Lessor or Sub-Lessor’s agents, to enter upon the Premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Sub-Lessor at any time within one hundred twenty (120) days prior to the expiration of this Agreement, to place upon the Premises any usual “To Let” or “For Lease” signs, and permit persons desiring to lease the same to inspect the Premises thereafter, during normal business hours.

14) POSSESSION: If Sub-Lessor is unable to deliver possession of the Premises at the commencement hereof, Sub-Lessor shall not be liable for any damage caused thereby, nor shall this Agreement be void or voidable, but Sub-Lessee shall not be liable for any rent until possession is delivered.

15) INDEMNIFICATION OF SUB-LESSOR: Sub-Lessor shall not be liable for any damage or injury to Sub-Lessee, or any other person or to any property, occurring on the demised Premises or any part thereof, and Sub-Lessee agrees to hold Sub-Lessor harmless from any claims for damages, no matter how caused.

16) CANCELLATION/DAMAGES: If Sub-Lessee does not receive FDIC, State of Nevada and County of Washoe approvals for operation, Sub-Lessee may cancel this Agreement in writing to Sub-Lessor with the following damages due and payable immediately to Sub-Lessor:

A)          Forfeiture of $7,500.00 Deposit (Paid at Agreement Signing).

B)            Forfeiture of First Month Rent (Paid at agreement Signing).

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C)            Payment of an additional 2 months rent for consequential damages to Sub-Lessor due to cancellation by Sub-Lessee.

D)           Restoration of Premises to original condition if construction is underway or complete; subject to Sub-Lessor’s approval. Restoration must be completed immediately upon notification of cancellation with as little business interruption as possible.

17) BANKRUPTCY/INSOLVENCY: Notwithstanding anything to the contrary in this Agreement, in the event (a) Sub-Lessee or its successors or assignees shall become insolvent or bankrupt, or it or their interests under this Agreement shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution regulatory authority (“Regulatory Authority”), Sub-Lessor may, in either such event, terminate this Agreement only with the concurrence of any Receiver or Liquidator appointed by such Regulatory Authority, provided that, in the event this Agreement is terminated by the Receiver or Liquidator, the maximum claim of Sub-Lessor for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Agreement shall in no event be in an amount greater than all accrued and unpaid rent to the date of termination.

18) INSURANCE: Sub-Lessee, at its expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Sub-Lessee and Sub-Lessor with minimum coverage as follows: $2,000,000 Liability naming Pine Castle Entertainment Inc., John and Donna Bevel and Raley’s as additionally insured or co-insured. Sub-Lessee shall provide Sub-Lessor and Raley’s with a Certificate of Insurance showing Sub-Lessor and Raley’s as additional insured. The Certificate shall provide for a ten-day written notice to Sub-Lessor and Raley’s in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Sub-Lessor or Sub-Lessee, Sub-Lessee and Sub-Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

19) ATTORNEY’S FEES: If “PCE” or the “Bank” shall commence any legal action against the other in connection with this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

20) OTHER AGREEMENTS

A)          Rent shall be adjusted annually based on the October CPI of San Francisco.

B)            Sub-Lessee shall be responsible for all plans, permits, construction and related costs to convert existing space into banking requirements. All costs incurred by Sub-Lessor to accommodate said changes are the responsibility of Sub-Lessee, including, but not limited to: lighting, counters, signage, electrical, movie merchandising, etc.

C)            “PCE” extends free rent to “Bank” - 1st month due at signing, next payment due 5/1/01.

21) FDIC AND OTHER APPROVALS: This Agreement shall be effective upon receipt of final approvals from the Federal Deposit Insurance Corporation (FDIC), the State of Nevada and

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the County of Washoe by Nevada Security Bank for the operation of a lending institution at the subject Premises under this Agreement. Sub-Lessee shall provide Sub-Lessor with a copy(s) of any and all approvals defined above within five (5) working days of Sub-Lessee’s receipt thereof.

22) NOTICES: All notices and demands shall be in writing and shall be sent by U.S. Mail, postage prepaid, to the “Bank” or to “PCE” at the addressee set forth above.

23) CONFLICTS: As between “PCE” and the “Bank”, to the extent of any conflict or inconsistency between the terms and provisions of this Agreement and the Master Sublease, the terms of this Agreement shall supersede and control.

PINE CASTLE ENTERTAINMENT INC., A NEVADA CORPORATION:

By:	/s/ John Bevel
Title: President
Date: 7-31-01

NEVADA SECURITY BANK, A NEVADA CORPORATION:

By:	/s/ Joe Bourdeau.
Title: E.V.P.
Date: 8-16-01

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LEASE ADDENDUM

Reference: Commercial Sub-Lease Dated January 19, 2001, between Nevada Citizens Bank and Pine Castle Entertainment Inc. (“PCE”)

Change in Name: “Nevada Citizens Bank” is now “Nevada Security Bank”.

Amended Footage: Leased square footage is increased to 5,079.

Amended Monthlv Rent: New amount is $7,618.50 beginning May 1, 2001.

Amended CAM Fees: New amount is 50.8% of actual expenses.

New Lavout: Included is Exhibit “A” or copy of Floor Plan dated 3/21/01.

Master Sub-Lease: Pine Castle is the sublessee under a written sublease dated 6/30/1995. wherein Raley’s, a California Corporation (“Sublessor”) subleased to Total Entertainment LLC, a California limited liability company which subsequently assigned their interest to “PCE”, the real property located in Incline Village, Nevada, at 910 Tahoe Blvd. (“Master Premises’’). Said sublease has been amended by the following amendments: “Amendment to Sublease” dated 6/30/95 between Total Entertainment LLC and Raley’s; said sublease and amendment are herein collectively called the “Master Sublease” and are attached hereto as Exhibit “B”.

Pine Castle hereby leases to Nevada Security Bank (“Bank”) on the terms and conditions set forth in this lease the “Master Premises” which includes 5,079 square feet and all access and parking easements, rights and appurtenances therewith.

Warrantv Bv “PCE”: “PCE” warrants and represents to the “Bank” that “PCE” is not in default or breach of the provisions of the Master Sublease and that “PCE” has no knowledge of any claim by Raley’s that “PCE” is in default or breach of the Master Sublease provisions.

Options: “PCE”has the right and option to extend the Master Sublease for two consecutive extended terms of five years each, Provided the “Bank” is not in default under this lease, the “Bank” shall have the right to extend the term of this lease for two consecutive five year periods by giving “PCE” written notice at least 210 days prior to the expiration of the initial term and each extension thereof.

Other Lease Provisions: This lease is subject to the provisions of the Master Sublease and are incorporated into this lease where applicable. Nevada Security Bank assumes the obligations of “PCE” under the Master Sublease for the square footage leased in the event “PCE” is in default of payment to Raley’s.

Attornev’s Fees: If “PCE” or the “Bank” shall commence any legal action against the other in connection with this lease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

Notices: All notices and demands shall be in writing and shall be sent by U.S. Mail, postage prepaid, to the “Bank” at the Master Premises and/or to “PCE” at the Master Premises. Post Office Boxes for both parties are identified on the original lease form.

Conflicts: As between “PCE” and the “Bank”, to the extent of any conflict or inconsistency between the terms and provisions of this lease and the Master Sublease, the terms of this lease shall supersede and control.

Condition of Premises: The Premises are being Leased to Nevada Security Bank, and Nevada Security Bank accepts the Premises in “AS IS, WHERE IS” CONDITION, “WITH ALL FAULTS”, INCLUDING, BUT NOT LIMITED TO, BOTH LATENT AND PATENT DEFECTS, AND NEVADA SECURITY BANK SHALL RELY UPON ITS OWN EXAMINATION THEREOF. NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY PINE CASTLE ENTERTAINMENT CONCERNING THE LEASE, THE MASTER SUBLEASE, OR THE LAND, BUILDING, FIXTURES OR OTHER IMPROVEMENTS SUBJECT TO THE LEASE, INCLUDING. BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY.

Bank Improvements: Nevada Security Bank shall pay for and engage its own contractor to build-out any Nevada Security Bank improvements.

Pine Castle Entertainment Inc.. a Nevada Corporation:

By:	/s/ John Bevel
Title:	PRESIDENT
Date:	3/27/01

Nevada Securitv Bank, a Nevada Corporation:

By:
Title:
Date:

Ralev’s, a California Corporation

By:
Title:
Date:

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EXHIBIT “B”

AMENDMENT TO SUBLEASE

Between

RALEY’S,

a California corporation,

as Sublessor,

and

TO T AL ENTERTAINMENT LLC,

a Nevada Limited Liability Company,

as Sublessee

1.                                       The Sublease between the parties is hereby incorporated by reference, in haec verba, as though fully set forth herein.

2. Notwithstanding anything contained in the Sublease to the contrary, and specifically referencing paragraph 3. Minimum Rent. Tenant shall be entitled to an additional maximum of sixty (60) days wherein Tenant shall not be obligated to pay any minimum rent, far the purpose of obtaining TRPA Provisional Approval.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sublease effective as of June 30 1995.

RALEY’S , a California Corporation

By:	/s/ [ILLEGIBLE]

Title:	Pres/CEO

TOTAL ENTERTAINMENT LLC, a
Nevada Limited Liability Company

By:	/s/ Michael Petragallo
Michael Petragallo

SUBLEASE

Between

RALEY’S,
a California corporation,
as Sublessor,

and

TOTAL ENTERTAINMENT LLC,
a California limited liability company, as Sublessee

TABLE OF CONTENTS

1.	Premises

2.	Use

3.	Minimum Rent

4.	Tenant Improvements

5.	Term
5.1 Initial Term
5.2 Option Period

6.	Security Deposit

7.	Adjustments
7.1 Calculation of Adjustments
7.2 Payment of Adjustments

8.	Uses Prohibited

9.	Compliance with Law

10.	Alterations and Additions

11.	Repairs
11.1 Tenant’s
11.2 Landlord’s Repairs

12.	Liens

13.	Assignment and Subletting

14.	Hold Harmless

15.	Subrogation

16.	Liability Insurance

17.	Utilities

18.	Personal Property Taxes

19.	Rules and Regulations

20.	Holding over

21.	Entry By Landlord

22.	Tenant’s Default

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23.	Remedies in Default

24.	Default by Landlord

25.	Reconstruction

26.	Eminent Domain

27.	Parking and Common Areas

28.	Displays and Signage

29.	Auctions

30.	Hours of Business

31.	Brokers

32.	Hazardous Substances
32.1 Hazardous Substances
32.2 Tenant’s Restrictions
32.3 Environmental Clean-up
32.4 Tenant’s Indemnity

33.	General Provisions
33.1 Plats and Riders
33.2 Waiver
33.3 Joint Obligation
33.4 Marginal Headings
33.5 Time
33.6 Successors and Assigns
33.7 Recordation
33.8 Quiet Possession
33.9 Late Charges
33.10 Prior Agreements
33.11 Inability to Perform
33.12 Partial Invalidity
33.23 Cumulative Remedies
33.14 Choice of Law
33.15 Attorney Fees
33.16 Subordination. Attornment
33.17 Notices
33.18 Tenant’s Statement
33.19 Authority
33.20 Negotiated Transaction
33.21 Broker Commission
EXHIBIT A - Legal Description of Center
EXHIBIT B - Map of Center Delineating Premises

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SUBLEASE

RALEY’S, a California corporation (hereinafter referred to as “Landlord”), and TOTAL ENTERTAINMENT LLC, a California limited liability company (hereinafter referred to as “Tenant”), hereby agree as follows:

RECITALS

A.                                   Landlord desires to lease to Tenant and Tenant desires to hire from Landlord a portion of that certain real property (“Center”) described on Exhibit A attached hereto, including that portion of the building (“Building”) located thereon pursuant to the following terms and conditions.

B.                                     Tenant acknowledges that pursuant to that certain lease (“Master Lease”) Landlord leases the Center from Joyce Teel, as Trustee of the Thomas P. Raley Trust dated March 3, 1987 and that this Lease is subject to the terms and conditions of the Master Lease, and all other documents of record affecting the Center.

SUBLEASE

1.                                       Premises. Subject to the reservation set forth below in this Section 1, Landlord does hereby sublease to Tenant and Tenant hereby subleases from Landlord that certain space (herein called the “Premises”) consisting of approximately ten thousand (10,000) square feet of floor area in the Building. The location of the Premises are delineated on Exhibit B attached hereto and incorporated by reference herein. The Building is generally known as 910 Tahoe Boulevard, Incline Village, County of Washoe, State of Nevada. Tenant has inspected the Premises and is taking same subject to this Sublease “as is.”

This Sublease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Sublease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

Landlord hereby reserves the right, during the normal business hours of Tenant, to allow the disabled employees, customers, agents and invitees of the other occupant of the Building to use the restroom located on the Premises, and the right to allow Landlord’s employees and agents to enter onto the Premises and have access to the equipment room (shown on Exhibit B hereto) for inspection, maintenance, alteration and repair during Tenant’s regular business hours, and any other time consented to by Tenant, and during any emergency situation after reasonable attempt has been made to inform Tenant, to the extent practicable given the emergency situation.

2.                                       Use. Tenant shall use the Premises solely for the purpose of conducting a sales and rental of video tapes, video games and recorded music business including incidental sales of prepared food and snacks for on-Premises consumption (from no more than two thousand five hundred (2,500) square feet of floor area on the Premises) and related merchandise, and shall not use or permit the Premises to be used for any other purpose. Landlord makes no representation or warranty that Tenant is permitted to use the Premises as set forth above. Tenant has made its own determination that such use is or will be legally permissible on the Premises prior to executing this Sublease and shall have no right to terminate this Sublease if such determination is not correct, except, Tenant may terminate this Sublease if Tenant delivers written notice to Landlord on or prior to sixty (60) days after the effective date of this Sublease stating that Tenant has failed to obtain the necessary permits and approvals to operate its business on the Premises from the Tahoe Regional Planning Agency (“TRPA”) and that it is terminating this Sublease, provided Tenant has diligently pursued seeking such permits and approvals from TRPA from the effective date of this Sublease.

3.                                       Minimum Rent. Tenant agrees to pay to Landlord as, minimum rent, without notice or demand, the monthly sums identified below, in advance, on or before the first day of each and every successive month during the term hereof. The rental shall commence upon the effective date of this Sublease. Rent for any period which is less than one month shall be a prorated portion of the monthly installment herein based upon a thirty (30) day month. Said rental shall be paid to Landlord without deduction or offset, in lawful money of the United States of America and at such place as Landlord may from time to time designate in writing.

Monthlv Rental Schedule

Months	Monthly Rental
Any first partial month and 1–36*	$8,000.00
37–72	$10,500.00
73–96	$12,000.00
37–120	$13,500.00
If options Valid and Exercised
121–180	$15,525.00
181–240	$17,853.75

*                      Tenant shall not be obligated to pay any minimum rent for the first one hundred twenty (120) days of the  initial term of this Sublease, unless Tenant defaults ij, under this Sublease, in which case the minimum rent due for such 120-day period shall be due and payable upon such default.

4.                                       Tenant Improvements. Landlord shall provide to Tenant an improvement allowance not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) to be applied towards the cost and expenses of making improvements to the Building and installing Tenant trade fixtures and equipment in the Premises. Once Tenant obtains all necessary permits and approvals from TRPA to operate its business from the Premises and provides Landlord satisfactory evidence of same, Landlord shall make payment to Tenant of such allowance from time-to-time, but no more frequently than monthly and only in amounts equal to the amounts identified in the lien releases provided to Landlord by Tenant from Tenant’s contractors undertaking such work on the Premises.

If Tenant defaults under this Sublease during the initial 120-month term, then Tenant shall be obligated to repay to Landlord all amounts of the allowance paid by Landlord to Tenant hereunder upon such default. If Tenant does not exercise the first option period to extend the term of this Sublease sixty (60) months, or during such 60-month period Tenant defaults under this Sublease, then Tenant shall be obligated to repay to Landlord up to One Hundred Fifty Thousand Dollars ($150,000.00) of the allowance paid by Landlord to Tenant hereunder upon the end of the initial term or upon such default, respectively. If Tenant does not exercise the second option period to extend the term of this Sublease an additional sixty (60) months, or during such additional 60-month period Tenant defaults under this Sublease, then Tenant shall. be obligated to repay to Landlord up to Twenty-Five Thousand Dollars ($25,000.00) of the allowance paid by Landlord to Tenant hereunder upon the end of the first 60-month option period or upon such default, respectively.

5.                                       Term.

5.1                                 Initial Term. The initial term of this Sublease shall be one hundred twenty (120) full calendar months, plus any partial month, from the date of this Sublease, unless otherwise terminated as set forth herein.

5.2                                 Option Period. Tenant is hereby granted the option to extend the term of this Sublease for two (2)additional periods of sixty (60) months each, unless otherwise terminated hereunder, pursuant to the terms and conditions of this Sublease. To effectuate the above-noted option Tenant must not be in default under this Sublease and have not been in default for the last thirty (30) months of the then current term of this Sublease, and deliver written notice to Landlord of its desire to exercise this option no sooner than twelve (12) months, and no later than six (6) months, prior to the additional period to be exercised, otherwise said option shall terminate and this Sublease shall expire at the end of the then current term.

6.                                       Security Deposit. Concurrently with Tenant’s execution of this Sublease, Tenant has deposited with Landlord a sum of Ten Thousand Dollars ($10,000.00). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Sublease, to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Sublease, including without limitation the provisions relating to the payment of rent, Landlord may, (but shall not be required to) (use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount (including attorney fees) which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a default under this Sublease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within ten (10) days following expiration of the Sublease term.

7.                                       Adjustments.

7.1                                 Calculation of Adjustments. In addition to the minimum rent provided in Section 3 hereinabove, and commencing at the same time as any rental commences under this Sublease, Tenant shall pay to Landlord 46.3% of the total cost of the following items (based on Tenant’s total floor area as it bears to the total leasable area of the Building as a percentage), herein called Adjustments:

(i)                                     All real estate taxes and insurance premiums on the Center, including land, building, and improvements thereon. Said real estate taxes shall include all real estate taxes and assessments that are levied upon and/or assessed against the Center, including any taxes which may be levied on rents. Said insurance shall include all insurance premiums for fire, extended coverage, liability; and any other insurance that Landlord deems necessary on the Center.

(ii)                                  All costs to maintain, repair, and replace common areas, parking lots, sidewalks, driveways, utilities, exterior walls, roof and other areas used in common by the tenants and subtenants of the Center.

(iii)                               All costs to supervise and administer said common areas, parking lots, sidewalks, driveways, utilities (common and Tenant’s pursuant to Section 17 below), and other areas used in common by the tenants or occupants of the Center. Said costs shall include such fees as may be paid to a third party in connection with same and shall in any event include a fee to Landlord to supervise and administer same in an amount equal to five (5%) percent of the total costs of (ii) above.

(iv)                              Any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Center or the parking facilities serving the Center.

A11 insurance referred to in this Section 7.1 shall be for the benefit of Landlord.

7.2                                                          Payment of Adjustments. Tenant acknowledges that currently, the other occupant of the Building, Village Hardware, Inc., is acting as the Center Manager and may bill Tenant on a monthly basis for those Adjustments it causes to be done on the Center, and that Tenant shall pay such billing within five (5) days after its receipt thereof. Tenant shall pay Landlord all other Adjustments not billed by such Center Manager, within five (5) days after Tenant’s receipt of a bill therefor from Landlord. If Tenant does not challenge the accuracy of any Adjustment within eighteen (18) months after Tenant’s receipt of the billing or statement establishing the Adjustment, then Tenant shall thereafter be estopped from making any claim or complaint against or challenge to such Adjustment.

8.                                       Uses Prohibited. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which is not within the permitted use of the Premises, which will in any way increase the existing rate of or affect any fire or other insurance upon the Center or any of its contents, or cause a cancellation of any insurance policy covering the Center or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Center or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises.

9.                                       Compliance with Law. Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated including without limitation those laws relating to hazardous waste. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

10.                                 Alterations and Additions. Tenant shall not make or allow to be made any alterations, additions or improvements to or of the Premises or any part thereof without first obtaining the written consent of Landlord and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense in a good workmanlike manner and Tenant shall be responsible to obtain at Tenant’s expense, all necessary government permits and approvals for same. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Premises caused by such removal.

11.                                 Repairs.

11.1                           Tenant’s Repairs. By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord’s obligations) including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits, heating and air conditioning system (when there is an air conditioning system). Tenant shall, upon the expiration or sooner termination of this Sublease hereof, surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear excepted. Any damage to adjacent premises caused by Tenant’s use of the Premises shall be repaired at the sole cost and expense of Tenant.

11.2                           Landlord’s Repairs. Notwithstanding the provisions of Section 11.1 hereinabove, Landlord shall repair and maintain the structural portions of the Center (however, Tenant shall be responsible for its pro rata share of the maintenance and repair of the exterior walls and the roof as provided in

Section 7.1(ii) above), unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, invitees, or any damage caused by breaking and entering, in which case Tenant shall pay to Landlord the actual cost of such maintenance and repairs. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for any unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 25 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Center or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

12.                                 Liens. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising cut of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond, by a bonding company acceptable to Landlord, in an amount equal to one and one-half (1- 1/2) times the estimated cost of any improvements, additions, or alterations in the Premises which the Tenant desires to make, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work.

13.                                 Assignment and Subletting. Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this sublease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent may be withheld at Landlord’s sole discretion; however, Landlord shall not unreasonably withhold its consent to any sublease by Tenant to a food vendor to operate a food and snack business for on-sites consumption, provided the subleased area does not exceed two thousand five hundred (2,500) square feet of the Premises and there is no separate entrance into such subleased area from outside the Building that does not allow access to the rest of the Premises and such food vendor operates its business only while Tenant’s business is open to the public. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to any such assignment or subletting shall in no way relieve Tenant of any liability under this Sublease. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under the terms of this Sublease.

In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord reasonable costs and attorney fees, incurred in connection with the processing of documents necessary to give such consent.

14.                                 Hold Harmless. Tenant shall indemnify and hold harmless Landlord against and from any and all claims, actions, proceedings, costs (including attorney fees) and damages arising from Tenant’s use and enjoyment of the Premises, from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims, proceedings, actions, costs (including attorney fees) and damages arising from any breach or default in the performance of any obligation or, Tenant’s part to be performed under the terms of this Sublease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorney fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises, from any cause other than Landlord’s negligence; and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in, on or about the Premises or Center.

Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Center or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Landlord or its, agents shall not be liable for interference with the light, air, or for any latent defect in the Premises.

15.                                 Subrogation. As long as its insurer so permits, Tenant hereby mutually waives its rights-of recovery against Landlord for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of Tenant; up to the extent of the covered amount of such policies. Tenant shall apply to its insurers to obtain said waivers. Tenant shall obtain any special endorsements, if required by its insurer to evidence compliance with the aforementioned waiver.

16.                                 Liability Insurance. Tenant shall, at Tenant’s expense, obtain and keep in. force during the term of this Sublease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $2,000,000.00 combined single limit for all bodily injury and property damage claims, which amount may be increased from time to time by Landlord to reflect industry standards, and which insurance shall name Landlord, and any lender requested by Landlord, as an additional insured. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord’s protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies licensed to do business in the state of Nevada and reasonably acceptable to Landlord. Tenant shall also maintain workers compensation insurance as required by state and federal law. Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable, terminate or be subject to reduction of coverage without at least thirty (30) days written notice to Landlord. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry. Prior to the delivery of the Premises by Landlord to Tenant, Tenant shall provide to Landlord certificates evidencing the insurance provided for under this Section 16 and, thereafter, within five (5) days after request by Landlord, copies of such policies.

17.                                 Utilities.Tenant shall pay for all water, gas, heat, light, power, sewer charges, sanitation, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered or billed with other premises of the Center which charges Landlord shall add to the Adjustments described in Section 7.1(ii).

18.                                 Personal Property Taxes. Tenant shall pay, or cause to be paid, before delinquency any and all, taxes levied or assessed and which become payable during the term hereof upon all Tenant’s leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property. Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

19.                                 Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord may from time to time promulgate and/or modify for the mutual benefit of all tenants and occupants of the Center. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by other tenants or occupants.

20.                                 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of two hundred percent (200%) of the last monthly minimum rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

21.                                 Entry By Landlord. Landlord reserves, and shall at any and all times have, the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers or tenants, to post notice of non-responsibility, to repair, maintain or remediate the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be unreasonably blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant’s property and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22.                                 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Tenant:

A.                                   The vacating or abandonment of the Premises by Tenant.

B.                                     The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.

C.                                     The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by the Tenant, other than described in Section 22.B, above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant.

D.                                    The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Sublease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Sublease, where such seizure is not discharged within thirty (30) days.

23.                                 Remedies in Default. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

A.                                   Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the

Premises; reasonable attorney fees; the worth of the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges and Adjustments called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Sublease. Unpaid installments of rent or other sums shall bear interest from the date due at the maximum legal rate; or

B.                                     Maintain Tenant’s right to possession, in which case this Sublease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Sublease, including the right to recover the rent and any other charges and Adjustments as may become due hereunder; or

C.                                     Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Nevada.

24.                                 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Sublease as a result of Landlord’s default and Tenant’s remedies shall be limited to damages and/or an injunction.

25.                                 Reconstruction. Notwithstanding the degree of damage to the Premises, if the Center is destroyed by fire, earthquake, or other accident or action of the elements, or is partially destroyed so as to render the Center wholly unfit for occupancy, or if the Center is so badly injured or damaged that it cannot be repaired within ninety (90) days after the happening of the damage, then this Sublease shall, at the written option of the Landlord, cease and become null and void from the date of such damage and destruction, and upon notice by the Landlord the Tenant shall at once surrender the Premises and all interest therein to the Landlord and shall not be liable for any further payments or rental on account of this Sublease for any period after the date of such damage or destruction; and in case of partial destruction of the Premises, the Landlord may, at its option, reenter and repossess such portion of the Premises as may be required to make the necessary repairs, and repair the Premises, and this Sublease shall continue in full force and effect but a proper allowance upon the rent of the Premises shall be made for the time consumed in making such repairs; but it is expressly understood and agreed that the Tenant shall in no case be entitled to compensation or damage on account of any inconvenience or annoyance or loss of business occasioned to anyone in making such repairs, or on account of such destruction on account of fire, earthquake, or other accident or action of the elements, and that no allowance or deduction from the rent herein provided for shall be made for any partial destruction of the Premises which does not prevent the Tenant from carrying on business as usual.

26.                                 Eminent Domain. If the Premises or a substantial part thereof are condemned or taken by purchase in lieu thereof, then this Sublease shall terminate as of the time possession is taken. If no substantial part of the Premises should be condemned, this Sublease shall continue as to the portion not taken, in which event Tenant shall be entitled to a reduction in rental in the proportion that the part taken bears to the total area of the Premises. Tenant shall have no interest in and to the condemnation award or compensation, provided, however, that Landlord shall not be entitled to any portion, of the award made to Tenant for loss of business, depreciation to and cost of removal of stock and fixtures. In the event this Sublease should be terminated for any of the reasons contained and set forth in this Section 26, Landlord shall refund to Tenant any unused advance rental which Tenant may have paid as of the date of any such termination of this Sublease.

27.                                 Parking and Common Areas. Landlord covenants that the common and parking areas as shown on the attached Exhibit “B” shall be at all times available for the non-exclusive use of Tenant during the full term of this Sublease or any extension of the term hereof; however, Landlord shall reserve the right to build any improvements upon such areas for its exclusive use. In addition, Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking area or areas.

28.                                 Displays and Signage. The Tenant may not display or sell merchandise or allow grocery carts or other similar devices within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the premises. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices or use in or about the Premises any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts without the written consent of Landlord which may be unreasonably withheld.

Tenant, at its sole cost and expense, may display signs on the front of the Building (but not the roof) adjacent to the Premises, and on any standard constructed in the parking area of the Center, provided (a) Tenant obtains all the necessary governmental approvals, (b) such signage only identifies the business being operated on the Premises, and (c) Tenant obtains Landlords prior written consent, which consent shall not be unreasonably withheld. In addition, Tenant may display in the windows of the Premises can lighted, framed movie posters, provided Tenant obtains any necessary governmental permits and approvals for same and such posters are not unlawful, immoral, lewd, obscene or contain “fighting words,” obscenities, grisly or gruesome displays or highly inflammatory slogans likely to provoke a disturbance.

29.                                 Auctions. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

30.                                 Hours of Business. Subject to the provisions of Section 25 hereof, Tenant shall continuously during the entire term hereof conduct and carry on Tenant’s business in the Premises and shall keep the Premises open for business and cause Tenant’s business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character in the local area of the Premises to be open for business; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant. Tenant shall keep the Premises adequately stocked with merchandise, and with sufficient sales personnel to care for the patronage, and to conduct said business in accordance with sound business practices.

31.                                 Brokers. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Sublease and it knows of no real estate broker or agent who is entitled to a commission or fee in connection with this Sublease and hereby agrees to indemnify, defend and hold Landlord harmless from and against any action, proceeding, claim, cost (including attorney fees) or damage arising from any broker or agent not having an agreement with Landlord claiming any said commission or fee.

32.                                 Hazardous Substances.

32.1                           Hazardous Substances. The term “Hazardous Substances, as used in this Lease, shall include, without limitation, flammable, explosives, radioactive materials, asbestos, polychlorinated biphenyls (“PCPs”), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under nay law or regulation now or hereafter enacted or promulgated by any governmental authority.

Landlord, to the best of its actual knowledge knows of no Hazardous Substances located in, on or under the Premises.

32.2                           Tenant’s Restrictions. Tenant shall not cause or permit to occur:

(a)                                  Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises, or arising from Tenant’s use or occupancy of the

Premises, including, but not limited to, soil and groundwater conditions; or

(b)                                 The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except for those Hazardous Substances that may be generally found in the equipment, fixtures, supplies, machinery or furniture incident to the operations of the business identified in Section 2 above, in quantities generally associated with such business.

32.3                           Environmental Clean-up. Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (“Laws”).

Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Laws.

Should any Authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Sublease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

Tenant shall immediately notify Landlord of the presence of any hazardous Substance on or about the Premises known to Tenant (except those excluded in Section 32.2(b) above) and of any spills, discharge or other releases of such Hazardous Substances which are in violation of any Federal, State or local law. Tenant shall promptly submit to Landlord copies of all correspondence, plans, notices and other documents relating to the cleanup and remediation of Hazardous Substances on the Premises.

Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 32 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant’s use thereof and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this section 32.3.

Tenant’s obligations and liabilities under this Section 32.3 shall survive the expiration of this Lease.

32.4                           Tenant’s Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorney fees, consultant fees and administrative procedural costs) arising out of or in any way connected with (i) any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws or (ii) the cost of any required or necessary investigation, remediation, removal, repair, cleanup or-detoxification and the preparation of required plans as a result of the presence or use, generation, storage, release, threatened release or disposal of Hazardous Substances by Tenant during the term of this Lease at or from the Premises or which arises at any time from Tenant’s use or occupancy of the Premises, including costs by a federal, state or local government agency related to a facility or site to which materials attributable to or connected with the Premises are removed to, disposed of, treated or stored.

Tenant’s obligations and liabilities under this Section 32.3 shall survive the expiration of this Lease.

33.                                 General Provisions.

33.1                           Plats and Riders. Clauses, plats, riders and addendums, if any, affixed to this Sublease are a part hereof.

33.2                           Waiver. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Sublease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such rent.

33.3                           Joint Obligation. If there be more than one Tenant the obligations hereunder imposed shall be joint and several.

33.4                           Marginal Headings. The marginal headings and section titles to the articles of this Sublease are not a part of the Sublease and shall have no effect upon the construction or interpretation of any part hereof.

33.5                           Time. Time is of the essence of this Sublease and each and all of its provisions in which performance is a factor.

33.6                           Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to the assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

33.7                           Recordation. Neither Landlord nor Tenant shall record this Sublease, but a short form memorandum hereof may be recorded at the request of Landlord.

33.8                           Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Sublease.

33.9                           Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within three (3) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to the maximum amount permitted by law (and in the absence of any governing law, ten percent of such overdue amount), plus any attorney fees incurred by Landlord by reason of Tenant’s failure to payrent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

33.10                     Prior Agreements. This Sublease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Sublease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Sublease shall not be effective or binding on any party until fully executed by both parties hereto.

33.11                     Inability to Perform. This Sublease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

33.12                     Partial Invalidity. Any provision of this Sublease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

33.13                   Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

33.14                     Choice of Law.  This Lease shall be governed by the laws of the State of Nevada.

33.15                     Attorney Fees. In the event of any action or proceeding brought by either party against the other under this Sublease the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorney fees. In addition., should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney fees and court costs reasonably incurred including any such fees or costs incurred in executing on any judgment.

33.16                     Subordination. Attornment. Upon request of the Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, the Tenant shall attorn to the purchase upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Sublease.

33.17                     Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, and to the address hereinbelow, or to such other place as Tenant may from time to time designate in a notice to the Landlord. A11 notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

If to Landlord:                                             500 West Capitol Avenue

West Sacramento, CA 95605-2696

If to Tenant:                                                       1027 Emerald Bay Road

South Lake Tahoe, CA 96150

33.18                     Tenant’s Statement. Tenant shall at any time and from time to time, upon not less than three (3) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, (c) setting forth the date of commencement of rents and expiration of the term hereof, and (d) certifying any other matter reasonably requested by Landlord. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

33.19                     Authority. If a party is an entity, each individual executing this Sublease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of said entity, in accordance with the governing documents of said entity, and that this Sublease is binding upon said entity. The signatories on this Sublease represent and warrant that they are all the members of Tenant and that any consent, approval or other action to be taken by Tenant under this Sublease may be done by one individual (“Designatee”) who shall initially be Michael Petrogallo, and the acts by the Designatee shall be binding upon Tenant until Landlord receives a written notice from Tenant executed by a majority of the members controlling Tenant that the individual acting as Designatee may no longer act on behalf of Tenant under this Sublease, that identifies one or more individuals as a new Designatee(s) that may act on behalf of Tenant (but if more than one individual is identified, Landlord may rely on the action of anyone such Designatee and no more than one Designatee’s actions will be necessary to bind Tenant under the terms of this Sublease) and that they represent and warrant that they have the authority to so replace the Designatee on behalf of Tenant.

33.20                     Negotiated Transaction. The parties mutually acknowledge that this Sublease has been negotiated at arm’s length. The provisions of this Sublease shall be deemed drafted by both parties and this Sublease shall not be interpreted or construed against any party solely by the virtue of the fact that such party or its counsel is responsible for its preparation.

33.21                     Broker Commission. Landlord shall pay a broker’s commission pursuant to a separate agreement with Tom Watson of Truckee River Associates, Inc., a California licensed real estate broker, who represented Landlord in connection with this transaction. Tenant has been represented by Rod Campbell. Except as provided in this Section, Seller and Buyer each represent and warrant to the other that no broker, agent or finder, licensed or otherwise, has been engaged by it, respectively, in connection with the transaction contemplated by this Agreement and that all negotiations relative to these instructions and this transaction have been carried out by such party directly with the other party without the intervention of any person in such a manner as to give rise to any valid claim against either of the parties for a broker’s commission, finder’s fee or other like payment. Each of the parties shall indemnify and defend the other party and hold it harmless from any and all loss, damage, liability or expense, including cots and reasonable attorney fees, which the other party may incur or sustain by reason of or in connection with any misrepresentation or breach of warranty by the indemnifying party with respect to the foregoing.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as Of June 30, 1995.

LANDLORD:		TENANT:
RALEY’S, a California		TOTAL ENTERTAINMENT LLC, a
corporation		California limited liability
company

By:	/s/	By :	/s/ Michael Petrogallo
Title:	Pres/CEO	Michael Petrogallo

		By :	/s/ Ricardo Brockman
Ricardo Brockman

		By :	/s/ Diego Cespedes
Diego Cespedes

		By :	/s/ Enrique Martinez De Velasco
Enrique Martinez De Velasco

		By :	/s/ Carlos Uhthoff
Carlos Uhthoff

		By :	/s/ Pablo Girault
Pablo Girault

		By :	/s/ Enrique Hurtado
Enrique Hurtado

		By :	/s/ Gustavo Serrano
Gustavo Serrano

		By :	/s/ Susana Mariscal
Susana Mariscal

LECGAL DESCRTPTION

Parcel One

All that certain. real property being a portion of Section 15, Township 16 North, Range 18 East, M.D.B. & M. situate in the County of Washoe, State of Nevada, more particularly described as follows:

Commencing at the most Southerly terminus of that certain curve designated A-170 on the Easterly boundary of Village Blvd. as said curve (A-170) and Blvd. are shown on the map of Fairway Estates No.  2, Washoe County, Nevada filed in the Office of the Countv Recorder of Washoe County, State of Nevada on August 28, 1963; thence S 19° 26’ 35” W 202.90 feet; thence Southwesterly along the arc of a tangent curve to the left having a radius of 1551.36 feet, a central angle of 2° 52’ 45” and an arc distance of 77.95 feet to the true point of beginning of this description; thence S 83° 23’ 57” E, 308.35 feet; thence S 4° 47’ 23” W, 547.4 feet to a point on the Northerly boundary of Tahoe Blvd.; thence N 85° 55’ 41” W, 140.00 feet; thence leaving said Northerly boundary of Tahoe Blvd. N 4° 47’ 23” E, 200.90 feet; thence N 85` 55’ 41” W, 200.90 feet to a point on the Easterly boundary of Village Blvd.; thence N 4° 47’ 23” E, 43.21 feet; thence Northeasterly along the arc of a tangent curve to the right having a radius of 1560.00 feet, a central angle of 5° 12’ 01”, a tangent of 70.84 feet, an arc length of 141.59’ and a long chord bearing N 7° 23’ 23.5” E, 141.54 feet; thence Northeasterly along the arc of a curve to the right having a radius of 1551.36 feet, a central angle of 6° 34’ 26”, the tangent to which bears N 9° 59’ 24” E, 89.10 feet, an arc length of 178.00 feet and a long chord bearing N 13° 16’ 37” 177.90 feet to the true point of beginning of this description; containing 3.335 acres, more or less.

Parcel Two

Together with a non-exclusive easement for roadways, walkways, ingress and egress, and vehicular parking as set forth in that certain Grant of Easement with Covenants and Restrictions affecting Land recorded May 3, 1974 in Book 813, Page 735, File No. 325614. Official Records, and Amendments thereto, recorded November 30, 1976, in Book 1028, page 679, File No. 437149, Official Records, and Amendments thereto, recorded January 20, 1978, in Book 1185, page 631, File No. 509942, Official Records.

EXHIBIT “A”

Exhibit B

[Floor Plan]

1.               Mechanical Room

2.               Handicapped Restrooms

The total area of the building (center) is 22,920 square feet.

Village Ace Hardware leases 12,320 square feet which includes half of the square footage of the handicapped restrooms and a portion of the mechanical room.

[Site Plan]

EXHIBIT B-1

GUARANTY

This Guaranty (the “Guaranty”) is attached to and made part of that certain Sublease (the “Lease”) dated June      , 1995, between RALEY’S, a California corporation, as Landlord, and TOTAL ENTERTAINMENT LLC, a California limited liability company, as Tenant, covering the Premises described therein and located at 910 Lake Tahoe Boulevard, Incline Village, Nevada. In order to induce Landlord to enter into the Lease with Tenant, Michael Petrogallo, Ricardo Brockmann, Diego Cespedes, Enrique Martinez De Velasco, Carlos Uhthoff, Pablo Girault, Enrique Hurtado, Gustavo Serrano and Susana Mariscal (“Guarantors”), have agreed to execute and deliver this Guaranty to Landlord. Each Guarantor acknowledges that Landlord would not enter into the Lease if each Guarantor did not execute and deliver this Guaranty to Landlord.

1.                                       Guaranty. In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, each Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete payment, as such may become due under Section 4 of the Lease, of any repayment owing to Landlord by Tenant of the “allowance” pursuant to Section 4 of the Lease. The payment of those amounts shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of Tenant.

2.                                       Landlord’s Rights. Landlord may perform any of the following. acts at any time during the Lease Term, without notice to or assent of any Guarantor and without in any way releasing, affecting or impairing any of Guarantor’s obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Premises, or this Guaranty, (d) consent to any transfer or assignment of Tenant’s or any future lessee’s interest under the Lease, (e) release one or more Guarantor, or amend or modify this Guaranty with respect to any Guarantor, without releasing or discharging any other Guarantor from any of such Guarantor’s obligations or liabilities under this Guaranty, (f) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (g) apply such security and direct the order or manner of sale thereof as Landlord, in its sole discretion, deems appropriate, and (h) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3.                                       Tenant’s Default. This Guaranty is a guaranty of payment, and not of collection. Upon any breach or default by Tenant under the Lease, Landlord may proceed immediately against Tenant and/or any Guarantor to enforce any of Landlord’s rights or remedies against Tenant or any Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Tenant or any Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4.                                       Guarantor Waivers. Each Guarantor hereby waives (a) presentment, demand for payment and protest of nonperformance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against any other Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (e) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantors against Landlord or any such security., whether resulting from an election by Landlord, or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to the Guarantors.

5.                                       Separate and Distinct Obligations. Each Guarantor acknowledges and agrees that such Guarantor’s obligations to Landlord under this Guaranty are separate and distinct from Tenant’s obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on any Guarantor’s obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the “Bankruptcy Laws”), (b) the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial party of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of corporate action by Tenant in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator,

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assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its-property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantors under this Guaranty is not and shall not be affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceedings. If, during any such proceedings, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party’s obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Landlord and each Guarantor, Landlord shall have the right to accelerate all of Tenant’s obligations under the Lease with respect to any repayment of the allowance under Section 4 thereof, and each Guarantor’s obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantors to Landlord. Guarantors waive any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.

6.                                       Subordination. All existing and future advances by Guarantors to Tenant, and all existing and future debts of Tenant to any Guarantor, shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty.

7.                                       Successors and Assigns. This Guaranty binds each Guarantor’s personal representatives, successors and assigns.

8.                                       Encumbrances. If Landlord’s interest in the Premises or the Lease, or the rents, issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, any Guarantor’s acquisition of Landlord’s interest in the Premises or Lease shall not affect any of Guarantor’s obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assign.

9.                                       Guarantor Duty. Guarantors assume the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant’s default, which reasonable inquiry would reveal, and

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agree that Landlord shall have no duty to advise Guarantors of information known to it regarding such condition or any such circumstance.

10.                                 Landlord’s Reliance. Landlord shall not be required to inquire into the powers of Tenant or the officers, managers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

11.                                 Incorporation of Certain Provisions. Each Guarantor hereby represents and warrants to Landlord that such Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to “Tenant” shall mean each Guarantor and any reference in those provisions to the “Lease” shall mean this Guaranty, except that (a) any notice which any Guarantor desires or is required to provide to Landlord shall be effective only if signed by all Guarantors and (b) any notice which Landlord desires or is required to provide to any Guarantor shall be sent to such Guarantor at such Guarantor’s address indicated below, or if no address is indicated below, at the address for notices to be sent to Tenant under the Lease.

/s/ Michael Petrogallo
MICHAEL PETROGALLO

Address:	1027 Emerald Bay Road
So. Lake Tahoe, CA 96150

/s/ Ricardo Brockmann
RICARDO BROCKMANN

Address:	Amberes 45
Mexico DF 06600

/s/ Diego Cespedes
DIEGO CESPEDED

Address:	Bosque De Anteguera
128 Herradura Edo De Mex 53920

/s/ Enrique Martinez De Velasco
ENRIQUE MARTINEZ DE VELASCO

Address:	Blvd Interlomas No 5 SN.
FDO La Herradura
Edo De Mer

/s/ Carlos Uhthoff
CARLOS UHTHOFF

Address:	Hamburgo 260
Mexico DF 06600

/s/ Pablo Girault
PABLO GIRAULT

Address:	115 East 54 Street
1st Floor
New York, NY 10022

/s/ Enrique Hurtado
ENRIQUE HURTADO

Address:	161 West 61, Apt., 17E
New York, NY

/s/ Gustavo Serrano
GUSTAVO SERRANO

Address:	1027 Emerald Bay Road
So. Lake Tahoe, CA 96150

/s/ Susana Mariscal
SUSANA MARISCAL

Address:	1027 Emerald Bay Road
So. Lake Tahoe, CA 96150